Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zoom Video Communications, Inc.:

We consent to the use of our report dated March 22, 2019 incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California

April 23, 2019